EXHIBIT B

NATIONAL FUEL EXPLORATION CORP.
BALANCE SHEET
AT DECEMBER 31, 2001
(Unaudited)

Assets
Property Plant & Equipment
   Gas Utilities                                             $          -
   Non-Utilities                                              477,468,097
   Total Accumulated D, D & A                                (221,008,846)
                                                             ------------
Net Property, Plant & Equipment                              $256,459,251
                                                             ------------

Current Assets:
   Cash                                                      $     12,964
   Temporary Cash Investments                                      52,466
   Notes Receivables - Intercompany                                     -
   Accts Receivable - Intercompany                                      -
   Notes Receivable                                                     -
   Accts Receivable - Customer                                          -
   Reserve for Doubtful Acct                                       (3,133)
   Other Accounts Receivable                                    7,966,422
   Unbilled Utility Revenue                                             -
   Gas Stored Underground                                               -
   Impairment of O&G                                                    -
   Materials/Supplies - Average Cost                            2,757,670
   Dividends Receivable - Intercompany                                  -
   Unrecovered Purch Gas Cost                                           -
   Prepayments                                                    428,490
                                                             ------------
Current Assets                                               $ 11,214,879
                                                             ------------

Other Assets:
   Stock of Subsidiaries - Intercompany                      $          -
   Notes of Subsidiaries - Intercompany                                 -
   Investments in Associated Companies                                  -
   Recoverable Future Taxes                                             -
   Unamortized Debt Expense                                             -
   Other Regulatory Assets                                              -
   Fair Market Value of Deriv. Fin Instr.                      13,358,259
   Deferred Charges                                               125,672
   Long Term Notes Receivable                                           -
   Other Assets                                                         -
                                                             ------------
Other Assets                                                 $ 13,483,931
                                                             ------------

Total Assets                                                 $281,158,062
                                                             ============

Capitalization & Liability

Capitalization:
   Common Stock $1 Par Value                                 $          -
   Capital Stock of Subsidiaries                                        -
  Paid in Capital                                              78,444,748
   Earnings Reinvested in Business                            (90,641,286)
   Cumulative Translation Adjustment                          (21,322,919)
   Unrealized Gain/Loss                                         6,048,077
                                                             ------------
Total Common Stock Equity                                    $(27,471,380)
                                                             ------------

   Long-Term Debt Net of Current Portion                     $          -
   Notes Payable - Intercompany - Long Term                   253,005,373
                                                             ------------
Total Capitalization                                         $225,533,993
                                                             ------------
Minority Interest in Foreign Subs                                       -

Liabilities:
   Notes Payable - Intercompany                              $          -
   Notes Payable - Bank & Commercial Paper                     16,433,458
   Current Portion - Long Term Debt                                     -
   ACCT_PAY Accounts Payable - Other                           14,614,869
   Amounts Payable to Customers                                         -
   Estimated Revenue Refunds                                            -
   Customer Deposits                                                    -
   Federal Income Tax                                            (294,895)
   Other Taxes                                                          -
   Dividends Payable                                                    -
   Other Accruals                                                       -
   Accr Pension Contribution                                            -
   Reserves for Gas Replacement                                         -
   Accounts Payable - Intercompany                             18,641,947
   Dividends Payable -  Intercompany                                    -
                                                             ------------
Total Current Liabilities                                    $ 49,395,379
                                                             ------------

Deferred Credits:
   Accumulated Deferred Income Tax                           $  6,197,695
   Taxes Refundable to Customer                                         -
   Unamortized Investment Tax Credit                                    -
   Fair Market Value of Deriv Fin Instr                                 -
   Other Deferred Credit                                           30,995
                                                             ------------
Total Deferred Credits                                       $  6,228,690
                                                             ------------
Total Capitalization & Liabilities                           $281,158,062
                                                             ============
See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas
Company's Form 10-K for the fiscal year ended September 30, 2001 and in Item 1 of Part I of National Fuel Gas Company's Form 10-Q for the quarter ended December